Exhibit 99.1

Dolby Laboratories Reports First Quarter 2025 Financial Results

SAN FRANCISCO, January 29, 2025 — Dolby Laboratories, Inc. (NYSE:DLB) today announced the company’s financial results for the first quarter of fiscal 2025.

“We are off to a strong start for FY25,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “In Q1, Dolby Atmos and Dolby Vision momentum continued across device categories. At CES, many of our device partners announced a wide range of Dolby enabled products, and customers experienced the first Dolby Vision enabled car with Li Auto.”

First Quarter Fiscal 2025 Financial Highlights

•	Total revenue was $357 million, compared to $316 million for the first quarter of fiscal 2024.

•

GAAP net income was $68 million or $0.70 per diluted share, compared to GAAP net income of $67 million or $0.69 per diluted share for the first quarter of fiscal 2024. On a non-GAAP basis, first quarter net income was $111 million or $1.14 per diluted share, compared to $99 million or $1.01 per diluted share for the first quarter of fiscal 2024.

•

Dolby repurchased approximately 186,000 shares of its common stock for approximately $15 million, and ended the quarter with approximately $387 million of stock repurchase authorization available going forward.

A complete listing of Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

•	At CES, our partners announced a wide range of new products incorporating Dolby technologies, including:

•	Soundbar announcements from Harmon Kardon, Samsung, and Amazon all support Dolby technology.

•	TV launches from partners including Hisense, TCL, Panasonic, Sharp, and RCA support Dolby Atmos and Dolby Vision.

•

In Auto, Samsung Display is working with Dolby to pre tune its cutting edge OLED displays for autos to deliver Dolby Vision to more cars, Texas Instruments announced that it would support Dolby Atmos in its new family of chips for automakers, and Pioneer showcased how Dolby Atmos could be used in an aftermarket solution using a 4-channel speaker system.

•	In PCs, ASUS, Dell, Lenovo, and Samsung announced a variety of new PCs, laptops, and monitors that support Dolby Vision and/or Dolby Atmos.

•	Social Media app Xiaohongshu, which goes by the name RedNote in the U.S., now supports Dolby Vision.

•	Amazon announced that the Fire TV Omni Mini-LED will support Dolby Atmos and Dolby Vision.

•

All eight of the 2025 Grammy nominees for best new artist are available in Dolby Atmos, and seven out of eight Grammy nominees for Record of the Year and Album of the Year are available in Dolby Atmos.

•	In 2024, over 80% of domestic box office and almost 70% of global box office came from Hollywood and local titles released in Dolby Atmos and Dolby Vision.

Dividend

Today, Dolby announced a cash dividend of $0.33 per share of Class A and Class B common stock, payable on February 19, 2025, to stockholders of record as of the close of business on February 11, 2025.

Financial Outlook

Dolby’s financial outlook relies, in part, on estimates of royalty-based revenue that take into consideration various factors that are subject to uncertainty, including consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing below due in part to uncertainty resulting from the macroeconomic effect of certain conditions, including supply chain constraints, international conflicts, geopolitical instability, and fluctuations in inflation and interest rates. The uncertainty resulting from these factors has greatly reduced its visibility into Dolby’s future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see “Forward-Looking Statements” in this press release for a description of certain risks that Dolby faces, and the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q for the first quarter of fiscal 2025, to be filed on or around the date hereof.

Dolby is providing the following estimates for its second quarter of fiscal 2025:

•	Total revenue is estimated to range from $355 million to $385 million.

•	Licensing revenue is estimated to range from $330 million to $360 million.

•	Gross margins are anticipated to be approximately 89% on a GAAP basis and approximately 91% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $230 million to $240 million on a GAAP basis and from $190 million to $200 million on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 20.5% on a GAAP basis and around 18.5% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $0.77 to $0.92 on a GAAP basis and from $1.19 to $1.34 on a non-GAAP basis.

Dolby is providing the following estimates for the full year of fiscal 2025:

•	Total revenue is expected to range from $1.33 billion to $1.39 billion.

•	Licensing revenue is estimated to range from $1.22 billion to $1.28 billion.

•	Gross margins are anticipated to be approximately 87% on a GAAP basis and approximately 90% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $915 million to $925 million on a GAAP basis and from $765 million to $775 million on a non-GAAP basis.

•	Dolby expects operating margins to be roughly 20% on a GAAP basis and to be roughly 33% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $2.39 to $2.54 on a GAAP basis and from $3.99 to $4.14 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss first quarter fiscal 2025 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, January 29, 2025. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-800-210-2212 (+1-646-960-0390 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Wednesday, January 29, 2025, until 8:59 p.m. PT (11:59 p.m. ET) on Wednesday, February 5, 2025 by dialing 1-800-770-2030 (+1-647-362-9199 for international callers) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations and performance. We believe these non-GAAP financial measures are also helpful to investors in enabling comparability of operating performance between periods and among peer companies. Additionally, Dolby’s management regularly uses our supplemental non-GAAP financial measures to make operating decisions, for planning and forecasting purposes and determining bonus payouts. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with business combinations. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results. In addition, while amortization expense of acquisition-related intangible assets is excluded from Non-GAAP Net Income, the revenue generated from those assets is not excluded.

Restructuring charges or credits: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby’s business, including as a means to evaluate period-to-period comparisons. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release and in our earnings calls, including, but not limited to, expected financial results for the second quarter of fiscal 2025 and full year fiscal 2025, Dolby’s ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are “forward-looking statements” that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues and international conflicts; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally; Dolby’s ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of such statements, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. Dolby partners with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended
	December 27, 2024	December 29, 2023
Revenue:
Licensing	$330,479	$293,767
Products and services	26,520	21,807

Total revenue	356,999	315,574

Cost of revenue:
Cost of licensing	21,110	15,736
Cost of products and services	19,664	16,324

Total cost of revenue	40,774	32,060

Gross profit	316,225	283,514

Operating expenses:
Research and development	66,638	67,033
Sales and marketing	94,399	79,003
General and administrative	70,092	65,166
Restructuring charges	5,216	6,091

Total operating expenses	236,345	217,293

Operating income	79,880	66,221

Other income/(expense):
Interest income/(expense), net	2,646	9,187
Other income, net	3,525	5,425

Total other income	6,171	14,612

Income before income taxes	86,051	80,833
Provision for income taxes	(17,981)	(13,252)

Net income including noncontrolling interest	68,070	67,581
Less: net income attributable to noncontrolling interest	(248)	(600)

Net income attributable to Dolby Laboratories, Inc.	$67,822	$66,981

Net income per share:
Basic	$0.71	$0.70
Diluted	$0.70	$0.69
Weighted-average shares outstanding:
Basic	95,615	95,376
Diluted	97,147	97,439

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands; unaudited)

	December 27, 2024	September 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$520,821	$482,047
Restricted cash	90,836	95,705
Accounts receivable, net	339,304	315,465
Contract assets, net	220,892	197,478
Inventories, net	31,833	33,728
Prepaid expenses and other current assets	82,113	69,994

Total current assets	1,285,799	1,194,417
Long-term investments	86,304	89,267
Property, plant, and equipment, net	476,113	479,109
Operating lease right-of-use assets	36,972	39,046
Goodwill and intangible assets, net	941,661	967,722
Deferred taxes	227,021	219,758
Other non-current assets	104,732	120,609

Total assets	$3,158,602	$3,109,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,550	$17,380
Accrued liabilities	360,915	347,529
Income taxes payable	20,875	9,045
Contract liabilities	37,111	31,644
Operating lease liabilities	11,426	12,238

Total current liabilities	441,877	417,836
Non-current contract liabilities	32,481	34,593
Non-current operating lease liabilities	33,019	34,754
Other non-current liabilities	134,197	135,852

Total liabilities	641,574	623,035
Stockholders’ equity:
Class A common stock	55	53
Class B common stock	40	41
Retained earnings	2,543,413	2,496,255
Accumulated other comprehensive loss	(35,542)	(19,187)

Total stockholders’ equity – Dolby Laboratories, Inc.	2,507,966	2,477,162
Noncontrolling interest	9,062	9,731

Total stockholders’ equity	2,517,028	2,486,893

Total liabilities and stockholders’ equity	$3,158,602	$3,109,928

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Fiscal Quarter Ended
	December 27, 2024	December 29, 2023
Operating activities:
Net income including noncontrolling interest	$68,070	$67,581
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,362	17,872
Stock-based compensation	36,070	31,894
Amortization of operating lease right-of-use assets	2,835	3,088
Amortization of premium on investments	—	(895)
Provision for/(benefit from) credit losses	730	(2,101)
Deferred income taxes	(7,307)	(5,397)
Other non-cash items affecting net income	(3,059)	(1,745)
Changes in operating assets and liabilities:
Accounts receivable, net	(24,647)	(28,935)
Contract assets, net	(23,416)	(35,400)
Inventories	1,340	(9,297)
Operating lease right-of-use assets	(2,487)	570
Prepaid expenses and other assets	16,867	5,866
Accounts payable and accrued liabilities	4,804	(31,993)
Income taxes, net	15,305	6,184
Contract liabilities	3,691	(1,116)
Operating lease liabilities	(798)	(4,264)
Other non-current liabilities	(3,581)	(3,503)

Net cash provided by operating activities	106,779	8,409

Investing activities:
Purchases of marketable securities	—	(35,753)
Proceeds from sales of marketable securities	—	1,226
Proceeds from maturities of marketable securities	—	41,259
Purchases of property, plant, and equipment	(6,779)	(6,099)
Business combinations, net of cash and restricted cash acquired, and other related payments	(1,362)	—

Net cash provided by/(used in) investing activities	(8,141)	633

Financing activities:
Proceeds from issuance of common stock	22,157	18,301
Repurchase of common stock	(15,000)	(80,002)
Payment of cash dividend	(31,548)	(28,552)
Distributions to noncontrolling interest	(740)	(1,047)
Shares repurchased for tax withholdings on vesting of restricted stock	(32,440)	(34,562)
Equity issued in connection with business combination	—	722

Net cash used in financing activities	(57,571)	(125,140)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(7,162)	6,790

Net increase/(decrease) in cash, cash equivalents, and restricted cash	33,905	(109,308)
Cash, cash equivalents, and restricted cash at beginning of period	577,752	817,966

Cash, cash equivalents, and restricted cash at end of period	$611,657	$708,658

Licensing Revenue by Market

(unaudited)

The following table presents the composition of our licensing revenue and percentage of total licensing revenue for all periods presented (in thousands, except percentage amounts):

	Fiscal Quarter Ended
Market	December 27, 2024		December 29, 2023
Broadcast	$115,762	35%	$112,416	38%
Mobile	61,524	19%	35,287	12%
CE	49,457	15%	53,220	18%
PC	31,256	9%	29,679	10%
Other	72,480	22%	63,165	22%

Total licensing revenue	$330,479	100%	$293,767	100%

GAAP to Non-GAAP Reconciliations

(unaudited)

The following tables present Dolby’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarters of fiscal 2025 and fiscal 2024:

Net income:	Fiscal Quarter Ended
(in thousands)	December 27, 2024	December 29, 2023
GAAP net income attributable to Dolby Laboratories, Inc.	$67,822	$66,981
Stock-based compensation (1)	36,070	31,894
Amortization of acquisition-related intangibles (2)	10,647	3,124
Restructuring charges	5,216	6,091
Income tax adjustments	(8,886)	(9,450)

Non-GAAP net income attributable to Dolby Laboratories, Inc.	$110,869	$98,640

(1) Stock-based compensation included in above line items:
Cost of products and services	$487	$410
Research and development	10,984	10,106
Sales and marketing	12,645	10,481
General and administrative	11,954	10,897
(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$6,704	$62
Cost of products and services	834	534
Sales and marketing	754	656
General and administrative	1,872	1,872
Other income, net	483	—

Diluted earnings per share:	Fiscal Quarter Ended
	December 27, 2024	December 29, 2023
GAAP diluted earnings per share	$0.70	$0.69
Stock-based compensation	0.37	0.33
Amortization of acquisition-related intangibles	0.11	0.03
Restructuring charges	0.05	0.06
Income tax adjustments	(0.09)	(0.10)

Non-GAAP diluted earnings per share	$1.14	$1.01

Weighted-average shares outstanding - diluted (in thousands)	97,147	97,439

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the second quarter of fiscal 2025 and full year fiscal 2025 included in this release:

Gross margin:	Q2 2025	Fiscal 2025
GAAP gross margin	89.0%	87.0%
Stock-based compensation	0.1%	0.1%
Amortization of acquisition-related intangibles	1.9%	2.9%

Non-GAAP gross margin	91.0%	90.0%

Operating expenses (in millions):	Q2 2025	Fiscal 2025
GAAP operating expenses (low - high end of range)	$230 - $240	$915 - $925
Stock-based compensation	(34)	(131)
Amortization of acquisition-related intangibles	(3)	(9)
Restructuring charges	(3)	(10)

Non-GAAP operating expenses (low - high end of range)	$190 - $200	$765 - $775

Operating margin:	Fiscal 2025
GAAP operating margin	20% +/-
Stock-based compensation	10%
Amortization of acquisition-related intangibles	3%

Non-GAAP operating margin	33% +/-

Effective tax rate:	Q2 2025
GAAP effective tax rate	20.5%
Stock-based compensation (low - high end of range)	(2%) - 0%
Amortization of acquisition-related intangibles (low - high end of range)	(1%) - 0%

Non-GAAP effective tax rate	18.5%

Diluted earnings per share:	Q2 2025		Fiscal 2025
	Low	High	Low	High
GAAP diluted earnings per share (low - high end of range)	$0.77	$0.92	$2.39	$2.54
Stock-based compensation	0.34	0.34	1.36	1.36
Amortization of acquisition-related intangibles	0.12	0.12	0.42	0.42
Restructuring charges	0.03	0.03	0.10	0.10
Income tax adjustments	(0.07)	(0.07)	(0.28)	(0.28)

Non-GAAP diluted earnings per share (low - high end of range)	$1.19	$1.34	$3.99	$4.14

Weighted-average shares outstanding - diluted (in thousands)	97,400	97,400	97,500	97,500

Investor Contact:

Peter Goldmacher

415-254-7415

peter.goldmacher@dolby.com

Media Contact:

media@dolby.com